CPI AEROSTRUCTURES, INC. 8-K

Exhibit 10.4

CONTINUING GENERAL SECURITY AGREEMENT

Grantor:	Welding Metallurgy, Inc. and	Agent:	BankUnited, N.A., as Administrative
	Compac Development Corp.		Agent and Collateral Agent
	c/o CPI Aerostructures, Inc.		Commercial Lending
	91 Heartland Blvd.		14817 Oak Lane
	Edgewood, New York 11717		Miami Lakes, Florida 33016

GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned, WELDING METALLURGY, INC. and COMPAC DEVELOPMENT CORP. (collectively, the “Grantor”) each hereby pledges and grants to BANKUNITED, N.A., as Administrative Agent and Collateral Agent for the benefit of the Lenders (the “Agent”), as defined in and party to that certain Amended and Restated Credit Agreement among CPI Aerostructures, Inc. and the Lenders dated as of March 24, 2016 (as amended from time to time, the “Credit Agreement”), a security interest in the Collateral to secure the Indebtedness (inclusive of obligations arising under any Swap Contract as defined in the Credit Agreement) and agrees that Agent shall have the rights stated in this Agreement and the Credit Agreement with respect to the Collateral, in addition to all other rights which Agent may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means all of Grantor’s right, title and interest in the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Agent a security interest for the payment of the Indebtedness and performance of and other obligations under the documents evidencing the Indebtedness and this Agreement:

All Assets, including (without limitation), all Inventory, Chattel Paper, Accounts, Equipment, General Intangibles, Deposit Accounts, Commercial Tort Claims, As Extracted Collateral, Deposit Accounts, Commingled Goods, Consumer Goods, Documents of Title, Fixtures, Instruments, Investment Property, Payment Intangibles, Contract Rights, Letter of Credit Rights, Software, Money, Supporting Obligations and all other Personal Property.

In addition, the word “Collateral” also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A)

All accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later.

(B)

All products and produce and supporting obligations of any of the property described in this “Collateral Description” section.

(C)

All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this “Collateral Description” section.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 2 -

(D)

All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this “Collateral Description” section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E)

All records and data relating to any of the property described in this “Collateral Description” section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

(F)

All right, title and interest of the Grantor, whether now owned or hereafter acquired, in any Swap Contract (as defined in the Credit Agreement), any amendment or replacement thereof and any transaction thereunder including, without limitation, all amounts payable or deliverable thereunder inclusive of any termination payment.

CROSS-COLLATERALlZATION. In addition to the Indebtedness, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Agent, or any one or more of them, as well as all claims by Agent against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Credit Agreement, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

FUTURE ADVANCES. In addition to the Indebtedness, this Agreement secures all future advances made by the Agent on behalf of the Lenders to Grantor in accordance with the provisions of the Credit Agreement, regardless of whether the advances are made a) pursuant to a commitment or b) for the same purposes.

GRANTOR’S WAIVERS AND RESPONSIBILITIES. Except as otherwise required under this Agreement or by applicable law, (A) Grantor agrees that Agent need not tell Grantor about any action or inaction Agent takes in connection with this Agreement; (B) Grantor assumes the responsibility for being and keeping informed about the Collateral; and (C) Grantor waives any defenses that may arise because of any action or inaction of Agent, including without limitation any failure of Agent to realize upon the Collateral or any delay by Agent in realizing upon the Collateral; and Grantor agrees to remain liable hereunder no matter what action Agent takes or fails to take under this Agreement.

GRANTOR’S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (A) this Agreement is executed at Grantor’s request and not at the request of Agent; and (B) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Agent.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 3 -

GRANTOR’S ADDITIONAL WAIVERS. Grantor waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Grantor or any other party to the Indebtedness or the Collateral. Agent may do any of the following with respect to any obligation of Grantor without first obtaining the consent of Grantor: (A) grant any extension of time for any payment, (B) grant any renewal, (C) permit any modification of payment terms or other terms, provided such modification is not adverse to Grantor, or (D) exchange or release any Collateral or other security. No such act or failure to act shall affect Agent's rights against Grantor or the Collateral.

RIGHT OF SETOFF. To the extent permitted by applicable law, Agent reserves a right of setoff in all Grantor's accounts with Agent (whether checking, savings, or some other account and whether evidenced by a certificate of deposit). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Agent, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Agent's option, upon an Event of Default, to administratively freeze all such accounts to allow Agent to protect Agent's charge and setoff rights provided in this paragraph.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Agent that:

Perfection of Security Interest. Grantor agrees to take whatever actions are requested by Agent to perfect and continue Agent's security interest in the Collateral. Upon request of Agent, Grantor will deliver to Agent any and all of the documents evidencing or constituting the Collateral, and Grantor will note Agent’s interest upon any and all chattel paper and instruments if not delivered to Agent for possession by Agent.

Notices to Agent. Grantor will promptly notify Agent in writing at Agent's address shown above (or such other addresses as Agent may designate from time to time) prior to any (1) change in Grantor's name; (2) change in Grantor's assumed business name(s); (3) change in the management of any entity Grantor; (4) change in the authorized signer(s); (5) change in Grantor's principal office address; (6) change in Grantor's state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Agent. No change in Grantor's name or state of organization will take effect until after Agent has received notice.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 4 -

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Agent for the benefit of the Lenders in accordance with the terms hereof, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Agent's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Agent in writing.

Location of the Collateral. Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Agent. Upon Agent's request, Grantor will deliver to Agent in form satisfactory to Agent a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except for transactions permitted in the “Transactions Involving Collateral” section below, Grantor shall not remove the Collateral from its existing location without Agent's prior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of New York, without Agent’s prior written consent. Grantor shall, whenever requested, advise Agent of the exact location of the Collateral.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, and as otherwise provided for in this Agreement or the Credit Agreement (“Permitted Sales”), Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While no Event of Default is continuing under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Except for Liens (as defined in the Credit Agreement) permitted by Section 7.3 of the Credit Agreement, Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Agent. This includes security interests even if junior in right to the security interests granted under this Agreement. Except with respect to Permitted Sales, unless waived by Agent, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Agent for the benefit of the Lenders and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Agent to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds held in trust to Agent. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a Permitted Sale, then the security interest created pursuant to this Agreement in such Collateral shall be released, and the term “Collateral” shall cease to include the assets or property so released, provided that Grantor is in compliance with the provisions hereof.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 5 -

Title. Grantor represents and warrants to Agent that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement and Liens permitted by Section 7.3 of the Credit Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Agent has specifically consented. Grantor shall defend Agent's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Inspection of Collateral. Agent and Agent's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Agent's interest in the Collateral for the benefit of the Lenders is not jeopardized in Agent's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Agent cash, a sufficient corporate surety bond or other security satisfactory to Agent in an amount adequate to provide for the discharge of the lien plus any interest, costs, reasonable attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Agent and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Agent as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Agent with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Agent's interest in the Collateral is not jeopardized.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 6 -

Compliance with Governmental Requirements. Grantor shall comply promptly in all material respects with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Agent's interest in the Collateral for the benefit of the Lenders, in Agent's opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that, except as could not reasonably be expected to result in a Material Adverse Effect (as defined in the Credit Agreement), the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance in violation of any Environmental Laws. The representations and warranties contained herein are based on Grantor's due diligence in investigation of the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Agent for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Agent against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 7 -

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Agent may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Agent and issued by a company or companies reasonably acceptable to Agent. Grantor, upon request of Agent, will deliver to Agent from time to time the policies or certificates of insurance in form satisfactory to Agent, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Agent and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Agent will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Agent holds or is offered a security interest for the benefit of the Lenders, Grantor will provide Agent with such loss payable or other endorsements as Agent may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Agent may (but shall not be obligated to) obtain such insurance as Agent deems appropriate, including if Agent so chooses “single interest insurance,” which will cover only Agent’s interest in the Collateral for the benefit of the Lenders.

Application of Insurance Proceeds. Grantor shall promptly notify Agent of any loss or damage to the Collateral, whether or not such casualty or loss is covered by insurance. Agent may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Agent as part of the Collateral. If Agent consents to repair or replacement of the damaged or destroyed Collateral, Agent shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Agent does not consent to repair or replacement of the Collateral, Agent shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness. Grantor hereby appoints Agent as its attorney-in-fact with full power and authority to endorse in Grantor's name any check or draft representing the proceeds of any insurance on the Collateral and to settle or compromise in Grantor's name any claims with respect to such insurance.

Insurance Reserves. Agent may require Grantor to maintain with Agent reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Agent to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Agent. The reserve funds shall be held by Agent as a general deposit and shall constitute a non-interest-bearing account which Agent may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Agent does not hold the reserve funds in trust for Grantor, and Agent is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 8 -

Insurance Reports. Grantor, upon request of Agent, shall furnish to Agent reports on each existing policy of insurance showing such information as Agent may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Agent (however not more often than annually) have an independent appraiser satisfactory to Agent determine, as applicable, the cash value or replacement cost of the Collateral.

Financing Statements. Grantor authorizes Agent to file a UCC financing statement to perfect Agent's security interest for the benefit of the Lenders. At Agent's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Agent's security interest in the Property for the benefit of the Lenders. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Agent is required by law to pay such fees and costs. Grantor irrevocably appoints Agent to execute documents necessary to transfer title if there is an Event of Default. Agent may file a copy of this Agreement as a financing statement. If Grantor changes Grantor's name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Agent of such change.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until an Event of Default exists, and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Agent is required by law to perfect Agent's security interest in such Collateral for the benefit of the Lenders. Until otherwise notified by Agent, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Agent may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Agent for application to the Indebtedness. If Agent at any time has possession of any Collateral, whether before or after an Event of Default, Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Agent takes such action for that purpose as Grantor shall request or as Agent, in Agent's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Agent shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 9 -

AGENT'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Agent's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Agent on Grantor's behalf may (but shall not be obligated to) take any action that Agent deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Agent for such purposes, with the exception of insurance premiums paid by Agent with respect to motor vehicles, but including the payment of attorneys' fees and expenses, will then bear interest at the rate charged under the Revolving Credit Note (as defined in the Credit Agreement) from the date incurred or paid by Agent to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Agent’s option, will (A) be payable on demand; (B) be added to the balance of the Indebtedness and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Credit Agreement; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Agent may be entitled upon an Event of Default.

DEFAULT. The occurrence and continuance of an Event of Default under (and as defined in) the Credit Agreement, as same may be amended from time to time shall constitute an Event of Default hereunder.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under the Credit Agreement, at any time thereafter, Agent shall have all the rights of a secured party under the New York Uniform Commercial Code. In addition, and without limitation, Agent may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Agent may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Assemble Collateral. Agent may require Grantor to deliver to Agent all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Agent may require Grantor to assemble the Collateral and make it available to Agent at a place to be designated by Agent. Agent also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Agent may take such other goods, provided that Agent makes reasonable efforts to return them to Grantor after repossession.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 10 -

Sell the Collateral. Agent shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Agent's own name or that of Grantor. Agent may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral (including legal fees and costs), shall become a part of the Indebtedness secured by this Agreement and payable from the proceeds of the disposition of the Collateral, and shall be payable on demand, with interest at the rate applicable to the Revolving Credit Note (as defined in the Credit Agreement) from date of expenditure until repaid.

Appoint Receiver. Agent shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral proceeding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. Agent's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. The right to a receiver shall be given to Agent regardless of the solvency of Grantor without any requirement to give prior notice to Grantor.

Collect Revenues, Apply Accounts. Agent, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Agent may at any time in Agent's discretion transfer any Collateral into Agent's own name or that of Agent's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Agent may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Agent may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Agent may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Agent may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Agent may notify account debtors and obligors on any Collateral to make payments directly to Agent.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 11 -

Obtain Deficiency. If Agent chooses to sell any or all of the Collateral, Agent may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Agent for the benefit of Lenders after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies. Agent shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Agent shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies. Except as may be prohibited by applicable law, all of Agent's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Agent to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Agent's right to declare an Event of Default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Agent’s costs and expenses, including Agent's reasonable attorneys' fees and Agent’s legal expenses, incurred in connection with the enforcement of this Agreement. Agent may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Agent's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 12 -

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Agent and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions. This Agreement has been accepted by Agent in the State of New York.

Joint and Several Liability. If there is more than one party executing as Grantor below, then all obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each Grantor signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Agent to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

No Waiver by Agent. Agent shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Agent. No delay or omission on the part of Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver by Agent of a provision of this Agreement shall not prejudice or constitute a waiver of Agent's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Agent, nor any course of dealing between Agent and Grantor, shall constitute a waiver of any of Agent's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Agent is required under this Agreement, the granting of such consent by Agent in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Agent.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Agent informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Agent to any Grantor is deemed to be notice given to all Grantors.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 13 -

Power of Attorney. Grantor hereby appoints Agent as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Agent may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Agent for all expenses for the perfection and the continuation of the perfection of Agent's security interest in the Collateral for the benefit of the Lenders. Grantor authorizes Agent to file a financing statement covering the Collateral.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement or the Credit Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Agent, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same agreement. This Agreement may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 14 -

Agent’s Powers. BankUnited, N.A., as Agent has been irrevocably appointed and authorized to take such actions and exercise such powers on behalf of the Lenders as are set forth in the Credit Agreement.

DEFlNITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement or the Credit Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word “Agreement” means this Continuing General Security Agreement, as this Continuing General Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Continuing General Security Agreement from time to time.

Collateral. The word “Collateral” means all of Grantor's right, title and interest in and to all the Collateral as described in the “Collateral Description” section of this Agreement.

Credit Agreement. The words “Credit Agreement” mean that certain Amended and Restated Credit Agreement dated as of March 24, 2016 (as amended) among CPI Aerostructures, Inc., and the Lenders, as same may be hereafter amended, restated, increased or otherwise modified in writing from time to time.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendment and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the “Default” section of this Agreement.

Grantor. The word “Grantor” means Welding Metallurgy, Inc. and Compac Development Corp., and all their successors and assigns.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include, without limitation, any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 15 -

Indebtedness. The word “Indebtedness” means all now existing or hereafter incurred, direct or contingent, indebtedness evidenced by each Note, all Obligations as defined in the Credit Agreement and all obligations under the Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. Specifically, without limitation, Indebtedness includes the future advances set forth in the Future Advances provision, together with interest thereon and all amounts that may be indirectly secured by the Cross-Collateralization provision of this Agreement and all obligations of the Grantor arising under any Swap Contract, as such term is defined in the Credit Agreement.

Lenders. The word “Lenders” shall have the meaning set forth in the Credit Agreement.

Note. The word “Note” means each note executed by the Grantor pursuant to the Credit Agreement together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or Credit Agreement.

Obligations. The word “Obligations” shall have the meaning set forth in the Credit Agreement.

Property. The word “Property” means all of Grantor's right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents. The words “Related Documents” mean, collectively, the Credit Agreement, each Note, this Agreement, the other documents defined as “Loan Documents” in the Credit Agreement and all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, pledge agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements, and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

CONTINUING GENERAL SECURITY AGREEMENT
(continued)	Page - 16 -

EACH GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS CONTINUING GENERAL SECURITY AGREEMENT AND AGREES TO ITS TERMS.

THIS AGREEMENT IS DATED AS OF DECEMBER 20, 2018.

GRANTOR:

WELDING METALLURGY, INC.

By:	/s/ Vincent Palazzolo
Name:	Vincent Palazzolo
Title:	CFO

COMPAC DEVELOPMENT CORP.
By:	/s/ Vincent Palazzolo
Name:	Vincent Palazzolo
Title:	CFO

AGENT:

BANKUNITED, N.A.,
as Administrative Agent and Collateral
Agent for the Lenders

By:	/s/ Christine Gerula
Name:	Christine Gerula
Title:	Senior Vice President

- 16 -